Exhibit 5.1

555 Eleventh Street, N.W., Suite 1000
Washington, D.C. 20004-1304
Tel: +1.202.637.2200 Fax: +1.202.637.2201
www.lw.com
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October 25, 2024 Perimeter Solutions, SA 28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg Grand Duchy of Luxembourg	Düsseldorf	San Francisco
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Madrid

File No. 076846-0001

Re: Perimeter Solutions, SA – Registration Statement on Form S-4

To the addressee set forth above:

We have acted as special counsel to Perimeter Solutions, SA, a public limited liability company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg, and registered with the Registre de Commerce et des Sociétés, Luxembourg (Luxembourg Trade and Companies Register) under number B 256.548 (the “Company”), in connection with the proposed issuance of 164,628,366 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of Perimeter Delaware (as defined below). The Shares are included in a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2024 (Registration No. 333-281134) (as amended, the “Registration Statement”), which relates to, among other things, a proposal that would result in the conversion (the “Redomiciliation Transaction”) of the Company into a corporation incorporated under the laws of the State of Delaware, after which the Company will continue as an entity under the name “Perimeter Solutions, Inc.” In this opinion, we refer to the Company following effectiveness of the Redomiciliation Transaction as “Perimeter Delaware.” This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

In connection with the Redomiciliation Transaction, the Company will change its jurisdiction of incorporation in accordance with articles 100-2, 100-3, and 1300-2 of the Luxembourg law dated August 10, 1915 on commercial companies, as amended (the “Luxembourg Company Law”), the procedures of article 450-3 et seq. of the Luxembourg Company Law, and the domestication procedures of Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by (i) obtaining approval from the shareholders of the Company at an extraordinary general meeting of shareholders to adopt the Redomiciliation Transaction (the “Shareholder Approval”), (ii) filing a certificate of incorporation (the “Certificate of Incorporation”) and certificate of corporate domestication (the “Certificate of Domestication” and, together with the Certificate of Incorporation, the “Delaware Filings”), in each case, in respect of the Company, with the Secretary of State of the State of Delaware (the “Delaware SoS”), and, upon acceptance of such filings (or such later time as may be specified in such filings), Perimeter Delaware will exist as a Delaware corporation, and (iii) following the acceptance of the Delaware Filings and confirmation of the registration of Perimeter Delaware, the Company will be de-registered as a public limited liability company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg. The Redomiciliation Transaction is subject to the Shareholder Approval.

October 25, 2024

On the effective date of the Redomiciliation Transaction, each of the Company’s currently issued (i) ordinary shares, with a nominal value of $1.00 per share (the “Existing Ordinary Shares”), and (ii) redeemable preferred shares, with a nominal value of $10.00 per share, will automatically convert by operation of law on a one-for-one basis into (i) shares of Common Stock and (ii) shares of preferred stock of Perimeter Delaware, par value $0.0001 per share, respectively, in accordance with the terms of the Certificate of Incorporation to be filed with the Delaware SoS.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have examined, among other things, the following:

(a)	the Registration Statement, including the Prospectus;

(b)	the form of Certificate of Incorporation to be filed and effective upon consummation of the Redomiciliation Transaction and included as an exhibit to the Registration Statement;

(c)	the bylaws of Perimeter Delaware to be adopted and made effective upon consummation of the Redomiciliation Transaction and included as an exhibit to the Registration Statement; and

(d)	the form of Certificate of Domestication to be filed and effective upon consummation of the Redomiciliation Transaction and included as an exhibit to the Registration Statement.

We have, with your consent, relied upon certificates and other assurances of officers of the Company and others, including public officials, as to factual matters without having independently verified such factual matters, including with respect to the filing procedure for effecting a domestication under Section 388 of the DGCL. We are opining herein as to the DGCL, and we express no opinion with respect to any other laws.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

(a)

prior to effecting the Redomiciliation Transaction, (i) the Registration Statement, as finally amended, will have become effective under the Act, (ii) the shareholders of the Company will have provided the Shareholder Approval, and (iii) all other necessary action will have been taken under the applicable laws of the Grand Duchy of Luxembourg to authorize and permit the Redomiciliation Transaction, and any and all consents, approvals, authorizations, and actions from applicable Grand Duchy of Luxembourg governmental and regulatory authorities required to authorize and permit the Redomiciliation Transaction will have been obtained or performed;

(b)

(i) the form of Certificate of Incorporation included as an exhibit to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware SoS in accordance with Section 103 of the DGCL, (ii) no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been or, prior to the filing of the Certificate of Incorporation, will be filed by or in respect of Perimeter Delaware with the Delaware SoS, and (iii) Perimeter Delaware will pay all fees and other charges required to be paid in connection with the filing of the Delaware Filings; and

October 25, 2024

(c)	prior to the issuance of the Shares, the Redomiciliation Transaction will have been consummated in accordance with the DGCL.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, upon the making and effectiveness of the Delaware Filings and the effectiveness of the Redomiciliation Transactions, when the issued and outstanding Existing Ordinary Shares are converted by operation of law on a one-for-one basis into shares of Common Stock in the manner and on the terms described in the Registration Statement and the Prospectus, the issuance of the Shares will have been duly authorized by all necessary corporate action of Perimeter Delaware, and the Shares will be validly issued, fully paid, and nonassessable. In rendering the foregoing opinion, we have assumed that Perimeter Delaware will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP